                                                                   EXHIBIT 10.13

   AGREEMENT FOR THE PROVISION OF INTERNET SERVICES, EQUIPMENT, AND SOFTWARE
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                                   LICENSES
                                   --------

By and between ONLINE SYSTEM SERVICES, INC. ("OSS") a Colorado corporation with its principal place of business located at 1800 Glenarm Place, Denver, Colorado and American Telecasting, Inc., a Delaware corporation, with its principal place of business located at 5575 Tech Center Drive, Suite 300, Colorado Springs, Colorado 80919 ("Customer"), dated as of November 26, 1997.

1.   PURPOSE / DESCRIPTION OR THE SYSTEM, EQUIPMENT, APPLICATION PROGRAMS AND
     ------------------------------------------------------------------------
RELATED MATERIALS AND SERVICES: 1.1 General: OSS is a company generally engaged
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in the business of providing Internet related equipment software and services such as hardware and software selection, installation, initial training, consulting and general assistance in the implementation and operation of a turn-key Internet Service Provider ("ISP") business as well as documentation and supporting materials for administration, marketing, sales and web site design and development support for ISP systems; OSS provides and/or has the right to license a package of OSS proprietary programs developed by OSS including but not limited to the "Community Access Partnership" ("CAP" ) Web site software, with future versions to include, without limitation, "Electronic Banking" and "Electronic Commerce" functionality, and user documentation, as well as the SAGE Application which performs subscriber management and billing functions (hereinafter collectively described as the "Application Program ").

     1.2  Scope of this Agreement: This Agreement includes the terms and
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conditions applicable to all Internet systems purchased by ATI from OSS. The parties agree that six (6) systems will be selected and measured against certain performance criteria, mutually agreed to by the parties as detailed in Schedule
A. Upon the successful achievement of these performance criteria or by any other replacing criteria, mutually agreed between the parties, ATI agrees to enter into good faith negotiations with OSS to use the services of OSS in offering Internet services in other markets. The six (6) markets include Colorado Springs' Denver, Portland, and the other three (3) markets will be determined at some subsequent date by ATI management.

2.  TERM: The term of the Agreement shall commence on the date set forth above,
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and shall continue for a period of five (5) years unless sooner terminated in accordance with the terms of this Agreement including but not limited to Section 15 hereunder (the "Term").

3.  PROVISIONS APPLICABLE TO EQUIPMENT SALE AND PURCHASE: Customer and OSS have
    ----------------------------------------------------
executed two (2) Memorandums of Agreement (MOA) dated September 29, 1997, and November 11, 1997 which provided for the purchase of hardware/software, Application Program, and the Installation of all hardware and software. These MOAs are incorporated herein by reference as Schedule "B". The unit pricing terms found in these Memoranda will apply to all ISP systems sold by OSS to the Customer. The price for any market will be determined by individual market requirements and agreed to between OSS and Customer.

4.  PROVISIONS APPLICABLE TO LICENSE OF THE APPLICATION PROGRAM: 4.1 Grant of
    -----------------------------------------------------------  ------------
Software License: During the Term in the Customer's Internet POP locations and
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subject to Customer's compliance with the terms and conditions herein, OSS hereby grants to Customer a Software License granting Customer the right to use and execute the Application Program and its future releases and versions
                                        ---
throughout the Term, with no further costs to Customer than those set forth in
Section 8. Except for the license herein granted to Customer, it is hereby acknowledged and agreed to by the parties that as between OSS and Customer all rights of any nature whatsoever in and to the Application Program and any other intellectual property relating to Cable Access America are retained exclusively by OSS. The License shall be non-exclusive to Customer, subject to the provisions set forth in Section 15.

     4.2  Reservation of Rights: The Software License may not, under any
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circumstances whatsoever be considered a transfer, either direct or indirect of the intellectual and/or industrial property rights of the licensed software and Customer shall not have the right to assign, sub-license, rent, lease, sell, encumber, or otherwise transfer any of the rights granted hereunder. Subject to the same terms, conditions and qualifications, except for the rights expressly granted herein, any and all rights in and to the Application Programs are hereby reserved to OSS.

5.   RESPONSIBILITIES OF CUSTOMER: Customer shall be solely responsible for the
     ----------------------------
costs of telecommunication services provided by the local telephone company, interchange carriers and any other telecommunications company which may be necessary for the Customer's use of the System. In addition, Customer shall be responsible for insuring for the provision of adequate 110/220 volt power circuits for the System, including backup (uninteruptible power supply, if desired) power.

6.   OSS INSTALLATION: 6.1 Installation Plan and Acceptance: With respect to
     ----------------  ------------------------------------
Equipment purchased by Customer from OSS, OSS agrees that it shall promptly provide on-site installation assistance comprised of the installation and other services described in the Installation Plan set forth in Schedule "B" attached hereto and such other services as the parties mutually agree are necessary to permit Customer to begin use of the System in accordance with such Installation Plan in compliance `with the timetable set forth therein. An OSS technician shall be responsible to demonstrate to Customer the successful material operation of all functions of the installed System prior to certifying in writing that the installation has been completed.

     6.2  Passage of Title/Risk of Loss/Equipment Delivery: Title to the System
     ---  ------------------------------------------------
shall not pass to Customer until the issuance of the certification of the Installation Plan and payment of the Equipment Purchase Price and any related installation fees due and owing. Until such time as title passes to Customer hereunder, OSS shall bear the risk of loss or damage to the System, cc any part thereof. Unless otherwise determined by OSS, OSS shall deliver all Equipment and Additional Equipment to Customer ROB. OSS' or manufacturer's principal place of business, whichever is least expensive. OSS reserves the right to make partial deliveries and to ship the Equipment or additional Equipment as it becomes available. Delivery dates are approximate. Customer shall provide an acceptable installation and operation environment suitable for computer equipment

     6.3  Customer Responsibilities: Customer shall promptly perform all
     ---  -------------------------
responsibilities it is assigned under the Installation Plan. Customer shall also furnish to OSS, free of charge, for the period of time required for installation of the System: 1) access during normal business hours to the location in each territory in which the Equipment is to be placed; 2) the cooperation of a management-level employee in each market (hereinafter the Project Leader) knowledgeable in aspects of Customer's business and technical operations.

7.   OSS ACCESS SUPPORT, COMMUNITY ACCESS PARTNER SUPPORT, TRAINING, AND
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DOCUMENTATION: OSS agrees to furnish Customer with on-going support, training,
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and documentation which supports the Internet access, Community Access
Partnership, and Web hosting services provided by the Customer. The parameters of this support, training, and documentation are defined in Schedule "C" attached hereto.

8.   OSS PROFESSIONAL MANAGEMENT AND INTELLECTUAL PROPERTY FEES: In
     ----------------------------------------------------------
consideration of the rights and licenses granted hereunder and the support, training, and documentation provided, Customer shall pay to OSS:

     8.1  Installation and License Fee: Upon executing purchase order for the
     ---  ----------------------------
POP equipment for each individual market, Customer agrees to pay OSS a non-refundable Installation and License Fee of $_______ per market The current markets to which this fee is applicable are Colorado Springs, Denver, and Portland.

     8.2  Access Revenue Sharing: The percentages, as found in the following
     ---  ----------------------
table, of all Internet Access Gross Receipts "Access" which shall be defined as all billings by Customer or its Assignees attributable to the provision of" Internet Access" to be defined for the purpose of this Agreement as dial-up, dedicated, telco return and two way wireless cable modem Internet access revenues (including webhosting revenues) minus uncollectible billings, installation charges, value added, sales and other transactional taxes (other than those taxes which Customer is legally obligated to pay on its own behalf):

     8.3  Content Revenue Sharing: The percentages, as found in the following
     ---  -----------------------
table, of Content Related Gross Receipts "Content" which shall be defined as all fees by Customer or its Assignees attributable to all content related activities. including but not limited to sponsorships, electronic advertising, electronic banking and electronic commerce minus custom software and web-design development cost, uncollectible billings, installation charges, value added, sales and other transactional taxes (other than those taxes which Customer is legally obligated to pay on its own behalf).

                                    [Table]

     8.4  All Systems: The above percentages apply to those markets for which
     ---  -----------
the Customer purchases the hardware/software and other services associated with the CAA product.

     8.5  Payment Dates: The Professional Management and Intellectual Property
     ---  -------------
Fees provided for in Section 8 shall be paid by Customer on or before the thirtieth day following each month for Gross Receipts collected by the Customer,
---------
with respect to the Customer Business during the previous month.

9.   TAXES: Except as set forth herein to the contrary, Customer shall have the
     -----
right to deduct the amount of any withholding taxes, value added taxes, sales and other transactional taxes (other than those taxes which Customer is legally obligated to pay on. its own behalf) from the moneys due to OSS hereunder; provided, however, that Customer shall furnish to OSS, at Customer's expense, the following information and documents: (a) an original receipt from taxing authority with respect to the Lax; (b) a report setting forth the fees with respect to which the tax is paid, including the statutory citations and general description of the provision; and (c) such other information as OSS may from time to time reasonably request to evidence .OSS' right to credit such tax against its income tax liability.

10.  AUDITS/INSPECTIONS: Customer and its Assignees shall prepare and maintain
     ------------------
complete and accurate records of all matters directly relating to this Agreement, in accordance with-generally accepted accounting principles, on a calendar annual basis, throughout the Term and for not less than two years thereafter. During each calendar year of the Term, and within one year after the expiration of this Agreement, OSS, or its designated representative, may inspect and audit such books and records, once per three month period, upon at least thirty (30) days prior notice to Customer for the purpose of verifying and confirming the accuracy of the payments made to OSS. In the event that any audit reveals any error in the calculation of the amounts due to OSS, Customer shall immediately pay or be refunded the difference unless Customer contests such audit in good faith. In the event that the amount due to OSS exceeds five (5%) percent of the total amount due to OSS for such audited period, Customer shall pay the costs associated with the audit unless Customer contests such audit in good faith. In the event Customer contests such audit, the dispute shall be subject to Section 17.5 hereunder.

11.  FORCE MAJEURE: 11.1 If OSS' or Customer's performance of any of its
     -------------  ----
obligations hereunder are delayed or impaired by reason of any Act of God, or, civil disturbance, strike, adverse weather condition, inability to arrange for or delays in transportation, unavoidable casualty, inability to acquire or delays in acquiring any component from a manufacturer or supplier, inability to obtain or delays in obtaining any permits or any law, rule or order of any governmental agency or official or any cause not reasonably within OSS' or Customer's control including without limitation the non-renewal or termination of or inability to obtain an OSS license of any of the Application Program, and not due to any fault, neglect, act or omission on the part of OSS or Customer, then OSS or Customer, as the case may be shall be entitled to an extension of time for completion of same for a period equivalent to the time lost by reason thereof; provided, however, that such party gives the other party notice thereof within five (5) business days (unless circumstances require immediate notification) of the commencement of such claim of delay or impairment. In the event any delay or impairment continues for a period of one month, either party shall have the right to terminate this Agreement in accordance with Section 15 below.

     11.2  Withdrawal and Replacement: Subject to Section 11.1 above, and
     ----  --------------------------
notification to and approval by Customer, at anytime during the Term, OSS shall have the right to withdraw the Application Program or any component and upon Customer's consent replace same with another comparable application program.

12.  PERMITS: Customer shall at its sole cost, obtain all consents, licenses,
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permits, approvals, authorizations, and inspections from federal, state, and local governmental authorities, agencies, or officials required for the execution and completion of the installation and construction work to be performed hereunder. Customer shall also be responsible for and correct any violations of any such laws resulting from or in connection with their performance of the work hereunder. Customer shall furnish OSS with such proof of its compliance as OSS may reasonably request by giving the Customer notice thereof.

13.  CONFIDENTIALITY / PUBLIC DISCLOSURE / PROPRIETARY RIGHTS: 13.1
     --------------------------------------------------------  ----
Confidentiality: Each of the parties agrees to keep all proprietary ideas,
---------------
plans and information received by or otherwise disclosed to the receiving party from or by the disclosing party, that is marked proprietary or confidential (or bears a marking of like import) during these proposed transactions confidential for a period of two years from the date hereof The parties agree that all such proprietary ideas, plans and information shall remain the property of the disclosing party.

     13.2  Public Disclosure: OSS and Customer shall obtain the others consent
     ----  -----------------
prior to making any press release, announcement or other public disclosure concerning this Agreement, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party shall be free to discuss with third parties Internet set-vices and the design and development of ISP business, subject to the Non-Disclosure Agreement between the parties, and to Section 15-5 hereunder.

     13.3  Proprietary Rights: As between Customer and OSS, Customer
     ----  ------------------
acknowledges that OSS is the sole owner of all "System Information", defined as all proprietary information of OSS relating to the System or OSS' services, and Customer shall not, by reason of disclosure or access to any System Information during the course of the parties' relationship or otherwise, acquire any right, title, or interest in or to any System Information. No license, or other right in or to the System Information is intended to be granted to Customer pursuant to this Agreement or otherwise and no license or other right shall be incorporated herein by reference, implication, or any other means with respect to or under any invention, patent, copyright, trademark, (or any pending application for same) trade secret, or other proprietary right contained in or in any way relating to the System Information disclosed pursuant to this Agreement or to which Customer may be given or have access. Customer shall not itself, nor shall it permit, by way of carrying out its reasonable commercial efforts, any third parties to remove any copyright except as specifically authorized hereunder.

14.  WARRANTIES AND INDEMNITIES/SPECIFICATIONS AND CAPACITY: 14.1 SERVICES AND
     ------------------------------------------------------  -----------------
SYSTEM WARRANTY: OSS MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED,
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AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ITS SERVICES, THE
SYSTEM, THE DESIGN OR CONDITION OF THE EQUIPMENT OR ANY APPLICATION OR ANY OUTPUT BASED ON THE USE OF THE SYSTEM. OSS SPECIFICALLY DISCLAIMS, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     14.2  Assignment of Warranty: OSS hereby assigns to Customer (to the extent
     ----  ----------------------
OSS -has the right to so assign) the benefits of any warranties or guarantees provided to OSS by the manufacturer(s) of the System or any pans' replacements, or additional units and agrees to provide a detailed description of same to Customer within thirty (30) days as of the date hereof. Said assignment is not intended to deprive OSS of its rights under said warranties and shall not be construed to do so.

     14.3  Compatibility: (a) OSS warrants and represents that the Equipment
     ----  -------------
being sold to Customer by OSS and the Software being Licensed to Customer by OSS hereunder are compatible. (b) Customer acknowledges that certain software and equipment may not be compatible with the System and Customer therefore agrees that it shall not use any equipment on which the Application Program is run other than the Equipment, the Application Program and other software provided hereunder without first consulting OSS. In the event that Customer fails to inform OSS of such use, any damages to the Equipment or otherwise as a result of such use shall be borne by Customer.

     14.4  System Functions: The System shall accommodate and/or perform in an
     ----  ----------------
efficient and cost effective manner in accordance with generally accepted industry standards, including but not limited to, the following primary and commonly used Internet functions: Domain Name Service; Internet e-mail processing; World Wide Web Access, News Groups, File Transfer Protocol (ftp), Telnet, and dialup user access and perform accounting and control functions of Customer.

     14.5  Repair of Manufacturer Defects: OSS shall use best efforts to assist
     ----  ------------------------------
Customer in obtaining the repair of any operational deficiencies from third party manufacturer in accordance with manufacturer's warranty assigned to Customer herein. Nothing contained in this section shall be deemed to require OSS to maintain the Equipment or Additional Equipment or to repair any defect caused by Customer's failure to properly maintain the Equipment or Additional Equipment.

Notwithstanding the above, all repair, replacement and restoration of any Equipment or Additional Equipment manufactured by OSS will be done by OSS without extra costs or charges to Customer.

     14.6  OSS Indemnification: OSS shall indemnify and hold Customer harmless
     ----  -------------------
from and against any claims, liabilities, damages and expenses, including, without limitation, reasonable attorney's fees relating to or arising out of OSS' breach of any of its material obligations under this Agreement. OSS shall not be liable for any third party claims based upon or arising from Customers negligent operation of the System or for any indirect, incidental or consequential damages arising from the use of or inability to use the System attributable to Customer's negligence, provided that OSS is not also negligent.

     14.7  Customer Indemnification: Customer shall indemnify and hold harmless
     ----  ------------------------
OSS from and against any claims, liabilities, damages and expenses, including, without limitation, reasonable attorney's fees relating to or arising out of a breach of any of Customer's material obligations hereunder.

15.  DEFAULT / TERMINATION: 15.1 Default: Either party may immediately
     ---------------------  ------------
terminate this Agreement upon thirty (30) days prior written notice to the other party (the "Non-Terminating Party") and upon the occurrence of any of the following events of default by the Non-Terminating Party and the Non-Terminating Party's failure to cure same within fifteen (15) days of notice: the Non-Terminating Party's breach of any material obligation under this Agreement; the Non-Terminating Party's failure to make timely payment to OSS in accordance with the payment obligations set forth in this Agreement; the Non-Terminating Parry ceases to do business or sells all or a portion of its assets used in the business of providing Internet service using the System:, or the Non-Terminating Party files for bankruptcy or a trustee or receiver is appointed or the Non-Terminating Party makes an assignment for the benefit of creditors.

     15.1.a  Mutual Termination: Anything herein to the contrary
     ------  ------------------
notwithstanding, Customer and OSS may mutually elect to terminate this Agreement at any time by counter-signing a Notice of Termination setting forth the effective date of such termination no sooner than thirty (30) days following the delivery of such counter-signed document to both parties. If Customer and OSS terminate this Agreement in accordance with the provisions of this Subsection 15.1.A, in addition to any payment required to be made to OSS pursuant to Subsection 15.2 hereunder, OSS shall be entitled to be reimbursed by Customer for all of OSS' Professional Management and Intellectual Property Fees earned by OSS prior to the effective date of such termination.

     15.1.b  Performance based termination: Should any market fail to meet the
     ------  -----------------------------
performance criteria as defined in schedule "A" within the specified time frame, then either party may elect to terminate this agreement for that specific market by a written notice of termination.

     15.1.c  Termination Upon Sale of Customer: Anything herein to the contrary
     ------  ---------------------------------
notwithstanding, Customer may, upon ninety (90) days prior written notice to OSS terminate this Agreement in the event that any "unaffiliated entity" acquires control of Customer. For purposes hereof, an "unaffiliated entity" shall mean a person, company or business whose ownership or management is not controlled by, controlling or under common control with Customer.

     If Customer and OSS terminate this Agreement in accordance with the provisions of this Subsection 15.1.b and 15.1c, in addition to any payment required to be made to OSS pursuant to Subsection 15.2 hereunder, OSS shall be entitled to be reimbursed by Customer or to retain from the amount of monies previously paid by Customer under this Agreement the amount of non-cancelable costs actually incurred or committed in connection with OSS' performance under this Agreement, in addition to all of OSS Professional Management and Intellectual Property Fees earned by OSS prior to the effective date of such termination and the purchase price of any equipment delivered to Customer prior to such effective date.

     15.1d  Other Termination: Customer reserves the right to terminate this
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agreement for any of the markets in which they have deployed Internet services and which is bound by the terms of this Agreement The following Termination Fees to be paid to OSS apply to each market for which Customer desires to terminate this Agreement, (1) If this agreement is terminated within the first twelve (12) months there will be no additional fees due OSS. (2) If this Agreement is terminated between the end of month 12 and prior to the end of month 24 of the date of first commercial launch of Internet services in a market, Customer shall pay OSS a fee of $50,000; (3) For the period from the beginning of month 25 to the end of the term of this Agreement, the Termination Fee shall be the greater of $100,000 or an amount equal to the Earned OSS Professional Management and Intellectual Property Fee for the month immediately preceding the issuance of the Notice of Termination multiplied by the number of months remaining in the unelapsed portion of the Five (5) Year Term had such termination not have taken effect ("Termination Fee"). For example, assuming the OSS' Fee for the month prior to the issuance of the Termination Notice is $4,000 and 30 months of the Term has elapsed at the effective date of termination, the Termination Fee owing to OSS would be $120,000.

     15.2  Effect of Termination: Upon the termination of this Agreement: 1)
     ----  ---------------------
the Non-Terminating Party, its receivers, trustees, assigns or other representatives shall immediately surrender all rights, licenses and privileges granted under this Agreement, cease using or displaying the other party's trademarks, service marks or logos, shall cease to identify itself with the other party in any way, shall immediately pay any and all outstanding payments due to the other party; and shall return to the other party any and all property belonging to such other party including without limitation, all manuals, billing, and other proprietary software and informational materials furnished by the other party to the breaching party, and 2) Any Equipment fully paid for shall remain Customer Equipment; provided, however, that as to any Equipment for which Customer has made partial payment, Customer shall: provide full payment immediately upon termination and the Equipment shall be delivered to Customer upon full payment; or such Equipment shall be returned to OSS and OSS shall refund Customer the difference between the fair market value of the returned Equipment (after deduction of costs of retrieving and shipping such Equipment) and the total amount due for the purchase of the Equipment.

     15.3  Non Release of Obligations: No termination of this Agreement shall
     ----  --------------------------
release Customer from any obligation to pay OSS any amounts accrued or become payable prior to the date of termination.

     15.4  Survival: The provisions of Sections 13, 14, 15.2, 15.4 and 17.1
     ----  --------
shall survive the expiration or termination of this Agreement.

16.  INTELLECTUAL PROPERTY / INFRINGEMENT CLAIMS: If Customer receives a claim
     -------------------------------------------
that any Equipment or Application Program manufactured or provided by OSS infringes upon any patent, copyright, or other intellectual property interest, Customer shall immediately notify OSS in writing. OSS shall have the exclusive authority to handle any such claims and, at its sole option will: I) settle or defend the claim; 2) procure for Customer the right to use the Equipment and Application Program or compatible Equipment and Application Program; 3) replace or restore the Equipment and Application Program; and 4) indemnify Customer from liability arising from any of the foregoing up to the amount of any fees theretofore paid by Customer to OSS under this Agreement. In the event that any Equipment or Application Program is not manufactured nor provided by OSS, OSS shall not be required to indemnify Customer except to the extent such infringement arises from OSS' integration of such Equipment or Application Program or the System. OSS shall also not be required to indemnify Customer for any claims of infringement relating to Equipment or Application Program modified or altered in any way or made to Customer's designs or specifications without OSS consent.

17.  MISCELLANEOUS: 17.1 Non Waiver: A failure by either party to enforce any
     -------------   ---------------
right hereunder shall not constitutes a waive of such right or any other right, and shall not modify the rights or obligations of either party under this Agreement; 17.2 Notice: Any notice required to be given under this Agreement
           -----------
shall be provided in writing and delivered by hand or by registered mail to the party's address indicated herein; 17.3 Severability: The invalidity or
                                  -----------------
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, the remaining provisions being deemed to continue in full force and effect, 17.4 Governing law: The
                                                   ------------------
Agreement shall be governed by and construed under the laws of Colorado; 17.5
                                                                         ----
Dispute Resolution: The parties hereby agree and consent to the exclusive
------------------
jurisdiction and venue of the state courts situated in Colorado, USA for resolution of any dispute arising from this Agreement 17.6 Entire Agreement:
                                                      ---------------------
This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and communications whether oral or in writing, between the parties with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless made in writing and signed by OSS and Customer; 17.7 Relationship of Parties: There is
                                        ----------------------------
no intent within this Agreement to grant a franchise, create a partnership, joint venture, or business relationship between the parties other than that described within this Agreement. Customer and OSS are and at all times shall remain independent contractors and shall have no authority to bind the other to any commitments of any kind; 17.8 Assignment. This Agreement is non-assignable
                             ---------------
except to any Affiliate. Any assignment by either party hereto, except as provided above, shall require the written approval of the other party, such approval not to be unreasonably withheld; 17.9 Successors in Interest: This
                                          ---------------------------
Agreement shall inure to the benefit of and be binding upon the successors in interest to either of the parties.

Each of the parties hereto who have executed and delivered this binding Agreement hereby confirm its effectiveness and validity as of the date first written above.

ONLINE SYSTEM SERVICES                  [Corporate Seal]


By:   /s/
      ---------------------------------
      R. Steven Adams

Date: _________________________________


STARSTREAM                              [Corporate Seal]


By:   /s/
      ---------------------------------
      Robert Hostetler, President

Date: _________________________________